[FOR IMMEDIATE RELEASE]

Contact:

FOR INVESTORS	FOR MEDIA

Brian Prenoveau, CFA Integrated Corporate Relations (203) 682-8200	Matt Zachowski Intermarket Communications (212) 888-6115 x228

NYFIX PROVIDES UPDATE ON SEC FINANCIAL DOCUMENT FILING TIMELINE

EXPECTS TO COMPLETE FILINGS IN COMING WEEKS

New York, NY June 28, 2007: NYFIX, Inc. (Pink Sheets: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today provided an update on the timing for filing its 2006 and first quarter 2007 SEC 10Qs and 10K.

NYFIX noted that it has completed virtually all of the work required to file with the SEC its quarterly reports for the first three quarters of 2006, its annual report for 2006, which contains audited financial statements, and its quarterly report for the first quarter of 2007. The Company expects to file these reports in the coming weeks, upon the determination of the appropriate accounting for an issue involving non-cash stock compensation following the adoption of SFAS 123R in 2006. The issue relates to compensation expense associated with the extensions during 2006 and 2007 of the post termination exercise periods for certain option awards which cannot be exercised until the Company becomes current in filing periodic reports with the SEC. NYFIX believes the determination of the appropriate accounting for this issue will not affect previously reported financial information.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

This press release and any related discussions may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. This press release and any related discussions may include forward-looking statements about future SEC filings, future restatements and related charges, future

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activities of new employees and the impact thereof on the Company, the impact of extension of a filing deadline on the Company, initiatives that may impact future business activities, and future disclosure practices. We have no duty to update these statements. Actual future events, circumstances, performance and trends could materially differ from those set forth in these statements due to various factors, including but not limited to: general economic conditions; the impact of the Company recording a sufficiently large impairment charge relating to its goodwill because the Company is not profitable; the effects of current, pending and future legislation; regulation and regulatory actions; the ability of the Company to achieve and maintain effective internal control over financial reporting in accordance with SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act; the impact of accounting for stock-based compensation and ongoing regulatory investigations; actions and initiatives by both current and future competitors; the risks related to the ability of the Company to market and develop its products and services; the Company’s success in obtaining, retaining and selling additional products and services to clients; the pricing of products and services; stock market activity; the ability of NYFIX Clearing Corporation to clear trades due to maximum limits imposed by DTCC and the need for intra-day funding commitments from third parties; the ability of the Company’s Transaction Division to maintain third-party assistance to access exchanges and other important trading venues; the ability of the Company to meet Net Capital Rule Requirements; the impact of the Company’s customers defaulting on their trading obligations; a decline in trading by the Company’s buy side clients; changes in technology; the availability of skilled technical associates; the ability of the Company to obtain necessary network equipment, technical support or other telecommunications services or being forced to pay higher prices for such equipment, support or services; and the impact of new acquisitions and divestitures; and other risks and uncertainties including those detailed in our SEC filings; as well as future decisions by us. There can be no assurance that the forward-looking statements will prove to be accurate and the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

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